Exhibit 10.1

UWHARRIE CAPITAL CORP

2006 INCENTIVE STOCK OPTION PLAN

Uwharrie Capital Corp (the “Company”) hereby adopts this 2006 INCENTIVE STOCK OPTION PLAN (the “Plan”) as further described herein.

ARTICLE I

PURPOSE AND SCOPE OF PLAN

1.1	Purpose.

The purpose of the Plan is to encourage the continued service of key employees of the Company or any company which is a direct or indirect subsidiary of the Company (a “Subsidiary”), and to provide an additional incentive for such employees to expand and improve the profits and prosperity of the Company and its Subsidiaries, by granting them options to purchase shares of the Company’s common stock. The Plan also will assist the Company and its subsidiaries in recruiting and retaining key employees to serve as employees of the Company and its Subsidiaries.

1.2	Stock Subject to Plan.

Pursuant to and in accordance with the terms of the Plan, options (“Options”) may be granted from time to time to purchase shares of the Company’s common stock, $1.25 par value per share (“Common Stock”).

The aggregate number of shares of Common Stock which may be sold upon the exercise of Options granted under the Plan is 153,132 shares, which maximum number is subject to adjustment as provided in Paragraph 6.1 hereof. Shares of Common Stock sold by the Company upon the exercise of Options granted hereunder, at the sole discretion of the Company, may be issued from the Company’s authorized but unissued shares, or be issued and outstanding shares purchased by the Company on the open market or in private transactions. In the event an Option granted under the Plan shall expire or terminate for any reason without having been exercised in full, then, to the extent the Plan shall remain in effect, the shares of Option Stock covered by the unexercised portion of such Option shall again be available for purposes of this Plan.

1.3	Effective Date; Termination Date.

The Plan shall be subject to approval by a vote of the holders of a majority of the shares of the Company’s Common Stock present or represented, in person or by proxy, and entitled to vote at a meeting of the Company’s shareholders held in accordance with North Carolina law. Subject to such approval, the Plan shall become effective as of May 16, 2006 (the “Effective Date,” which is the date of adoption of the Plan by the Company’s Board of Directors) and, unless sooner terminated as provided herein, shall terminate at 5:00 P.M. on May 16, 2016 (the “Termination Date”). Following the Termination Date, no further Options may be granted under the Plan, but such termination shall not effect any Option granted prior to the Termination Date.

ARTICLE II

DEFINITIONS

2.1 Board. “Board” refers to the Company’s Board of Directors.

2.2 Committee. The “Committee” shall refer to the committee of and appointed or designated by the Board to administer the Plan as described in Article III below.

2.3 Common Stock. “Common Stock” is the common stock of the Company, par value $1.25 per share.

2.4 Date of Grant. The “Date of Grant” of an Option refers to the effective date of action by the Committee granting such Option.

2.5 Employee. An “Employee” includes any person who is a full-time employee of the Company or of any of its Subsidiaries.

2.6 Exercise Price. The “Exercise Price” is the price per share to be paid by an Optionee for the purchase of Option Stock upon the exercise of an Option.

2.7 Expiration Date. “Expiration Date” refers to the date set by the Committee at which time any unexercised portion of such Option automatically will terminate and be of no further force or effect.

2.8 Modification, Extension or Renewal. “Modification” refers to any change in an Option which alters or modifies the original terms, conditions or benefits of the Option granted to the Optionee. “Extension” refers to the granting to the Optionee of an additional period of time within which to exercise the Option beyond the Expiration Date originally prescribed in the Option Agreement. “Renewal” refers to the granting of an Option to the Optionee with the same rights and privileges and on the same terms and conditions as contained in an original Option after expiration or termination of the original Option.

2.9 Option. An “Option” is a right granted by the Company pursuant to the Plan to an Employee to purchase shares of Common Stock at the Exercise Price set by the Committee for such Option and on the terms and conditions set forth herein and in the Option Agreement relating to such Option.

2.10 Option Agreement. An “Option Agreement” is a formal written agreement executed between the Company and an Optionee setting forth the terms and conditions of an Option.

2.11 Option Stock. “Option Stock” refers to the shares of Common Stock covered by an Option and which may be purchased by the Optionee upon the exercise, in whole or in part, of such Option.

2.12 Optionee. An “Optionee” is an Employee to whom an Option is granted.

ARTICLE III

PLAN ADMINISTRATION

3.1	General.

The Plan shall be administered by the Committee which shall be composed of not less than three members of the Board of Directors who (i) are not employees of the Company and who are not, during the one year prior to service as members of the Committee, granted or awarded any equity securities of the Company pursuant to the Plan or any other plan of the Company or any of its affiliates, and who (ii) otherwise qualify as “disinterested administrators’ as defined in Rule 16b-3 (c) (2) (i) under the Securities Exchange Act of 1934. Members of the Committee shall serve at the pleasure of the Board, and the Board of Directors, from time to time and at its discretion, may remove members from (with or without cause) or add members to the Committee or fill any vacancies on the Committee, however created.

3.2	Duties.

In its administration of the Plan, the Committee shall have the following authority, powers and duties:

(a)	to make any and all determinations regarding persons who are eligible to receive Options under the Plan;

(b)	to construe and interpret the terms and provisions of the Plan and any and all Option Agreements entered into pursuant to the Plan;

(c)	to make, adopt, amend, rescind, and interpret such rules and regulations not inconsistent with the Plan or law as it from time to time deems reasonable and necessary for the interpretation and administration of the Plan;

(d)	to prescribe the form or forms of the instruments evidencing any Options granted under the Plan and of any other instruments required under the Plan and to change such forms from time to time;

(e)	to determine:

(i)	the Employees to whom Options shall be granted pursuant to the Plan and the timing of such grant or grants, and to cause Options to be granted to Employees it selects;

(ii)	the number of shares of Option Stock to be covered by each Option granted;

(iii)	the Exercise Price to be paid for Option Stock upon exercise of the Option as set forth in the Option Agreement and as determined in accordance with Paragraph 4.3 hereof;

(iv)	the Expiration Date of each Option granted, and the period within which any such Option may be exercised;

(v)	any other term and/or condition of each Option (which need not be identical from Option to Option) so long as not inconsistent with the Plan; and,

(f)	to make all other determinations and take all other actions provided for herein or deemed by it, in its discretion, to be necessary or advisable to administer the Plan in a proper and effective manner.

3.3	Meetings and Voting.

The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it shall deem necessary or desirable. A majority of the members of the Committee shall constitute a quorum for all matters with respect to administration of the Plan, and acts of a majority of the members of the Committee present at meetings at which a quorum is present, or acts reduced to and approved in writing by all of the members of the Committee without a meeting, shall be valid acts of the Committee.

3.4	Choice of Form of Option.

The Committee shall have the discretion to cause any Option granted pursuant to this Plan to be granted with the intent that it qualify for treatment as an “Incentive Stock Option” (an “ISO”) as defined in § 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or with the intent that it be treated as a “Nonqualified Stock Option” (a “NSO”) (ISOs and NSOs shall collectively be referred to herein as “Options” unless reference is specifically made only to one or the other, and, in the case of any such reference only to one, such reference shall be deemed to be made to the exclusion of the other.)

3.5	Effect of Committee Action.

All actions, decisions and determinations of the Committee in connection with the administration of the Plan, and in connection with the interpretation and construction of, or questions or other matters concerning, the Plan or any Option granted, shall (i) be made consistent and in accordance with the terms of the Plan and, with respect to an ISO, shall be designed to cause the Plan and each such ISO to continue to comply with applicable provisions of the Code, and (ii) shall be final, conclusive and binding on all persons, including the Company, its shareholders, Optionees and any other person claiming any interest in any Option; provided, however, that any action, decision, interpretation or determination, other than those respecting the actual grant of Options, shall be subject to review by the Board of Directors either on its own initiative, at the request of the Committee or on application of any aggrieved party. In such a case, the determination of the Board of Directors on such review shall be final and binding on all affected parties.

3.6	Indemnification.

To the extent permitted by applicable law, and in addition to such other rights of indemnification members of the Committee may have as Directors of the Company, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or omitted in good faith under or in connection with administration of the Plan or any Option granted hereunder and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that any such Committee member is liable for gross negligence or misconduct in the performance of his duties; provided, however, that within sixty (60) days after institution of any such action, suit or proceeding, such Committee member(s) shall in writing offer the Company the opportunity, at its own expense, to handle and defend same.

ARTICLE IV

GRANT AND TERMS OF OPTIONS

4.1	Authorization to Grant Options.

Pursuant to the Plan, from time to time prior to the Termination Date the Company may grant Options to Employees to purchase shares of Common Stock. Options may only be granted by action of the Committee, and no person shall have any rights under the Plan or with respect to any Option except pursuant to such action of the Committee.

4.2	Number of Shares.

The number of shares of Option Stock covered by each Option shall be set by the Committee at the time such Option is granted and shall be specified in the Option Agreement relating to such Option. The number of shares of Option Stock covered by each Option shall be subject to adjustment in the manner described in Paragraph 6.1 below.

4.3	Exercise Price.

At the time an Option is granted, the Committee shall set the Exercise Price applicable to such Option. The Exercise Price shall be determined by the Committee in the manner described below and shall be specified in the Option Agreement evidencing the Option. The Exercise Price applicable to each Option shall be subject to adjustment in the manner described in Paragraph 6.1 below.

The Exercise Price for each share of Option Stock covered by an Option shall not be less than one hundred percent (100%) of the fair market value of one share of the Common Stock on the Date of Grant of such Options (the “Fair Market Value”). The Fair Market Value of a share of the Company’s outstanding Common Stock on any particular date shall be, (i) if the Common

Stock is not then listed on the Nasdaq Stock Market, the fair market value of a share of the Common Stock as determined by the Committee in its sole discretion in such manner as it shall deem to be reasonable and appropriate, or, (ii) if the Common Stock is listed on the Nasdaq Stock Market, the average of the bid and asked prices for a share of the Common Stock as quoted by Nasdaq on such date.

Notwithstanding anything contained herein to the contrary, in the case of an ISO being granted to an Employee who owns, immediately before the ISO is granted, more than ten percent (10%) of the total combined voting power of all classes of Common Stock of the Company, the Exercise Price per share with respect to such ISO, as determined by the Committee and stated in the Option Agreement, shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of the Company’s outstanding Common Stock as of the Date of Grant of the ISO.

4.4	Option Agreements.

Each Option granted under the Plan shall be evidenced by an Option Agreement which shall be executed and delivered by or on behalf of the Company and the Optionee and which shall (i) specify whether such Option is intended to be an ISO or an NSO, (ii) contain such other information as is provided or permitted herein to be contained in the Option Agreement, and (iii) not contain any provisions inconsistent with the Plan. Following the execution of an Option Agreement evidencing an Option, such Option shall be effective as of the Date of Grant of such Option.

4.5	Limit on Grant of ISOs.

The aggregate Fair Market Value (determined as of the Date of Grant of the Option) of the Option Stock for which an Optionee may be granted ISOs exercisable for the first time in any calendar year (including ISOs granted under all option plans of the Company or any of its Subsidiaries) shall not exceed $100,000. This $100,000 limitation shall not apply to the grant of NSOs.

ARTICLE V

EXERCISE OF OPTIONS

5.1	Waiting Period.

No Option may be exercised unless and until the Optionee shall have completed one full year (or such other or longer period as shall be specified by the Committee) of continuous, full time service in the employment of the Company or any of its Subsidiaries following the Date of Grant of the Option, but thereafter may be exercised as provided herein and in the Option Agreement evidencing such Option. The waiting period provided herein shall not operate to extend the Expiration Date or maximum period for exercise of an Option set forth or referred to in Paragraph 5.2 below.

5.2	Term; Conditions on Exercise; Expiration or Termination.

The Expiration Date of each Option shall be set by the Committee at the time the Option is granted and shall be specified in the Option Agreement evidencing the Option. However, (i) the Expiration Date of an ISO granted to an Employee who owns, immediately before the ISO is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, shall not be more than 5 years following the Date of Grant of the ISO, and (ii) the Expiration Date of any Option shall not be more than ten (10) years following the Date of Grant of the Option.

Subject to the other terms and conditions contained in the Plan, each Option may be exercised by the Optionee at such times or intervals and on such other terms and conditions (if any) as are determined by the Committee and specified in the Option Agreement evidencing the Option.

Notwithstanding anything contained herein or in any Option Agreement to the contrary, to the extent that an Option shall not previously have been exercised in the manner required by the Plan, it shall expire and terminate at 5:00 P.M. on its Expiration Date. In addition to the termination provisions set forth above, Options granted pursuant to the Plan shall terminate or may be terminated as provided in Paragraphs 5.7 and 6.1 below. Upon the expiration or termination of all or any portion of an Option, such Option or portion thereof shall, without any further act by the Company, expire and no longer be exercisable or confer any rights to any person to purchase shares of Common Stock under the Plan.

5.3	Notice of Exercise.

To exercise an Option in whole or in part, the Optionee or other person then entitled to exercise the Option or portion thereof shall notify the Company by delivering written notice of such exercise (a “Notice of Exercise”) to the President, Chief Executive Officer or Executive Vice President-Investor Relations of the Company. Such written notice shall be substantially in the form attached hereto as Exhibit A and shall specify the number of shares of Option Stock to be purchased. A Notice of Exercise shall not be effective (and the Company shall have no obligation to sell any Option Stock to the Optionee pursuant to such Notice) unless it satisfies the terms and conditions set forth herein and actually is received by the Company as provided above prior to the Expiration Date of the Option to be exercised.

In the event an Option or portion thereof is being exercised by a person other than the Optionee (as provided in Paragraph 5.7(c) below), the Notice of Exercise shall be accompanied by appropriate proof of the right of such person(s) to exercise the Option.

5.4	Payment Upon Exercise.

The Exercise Price of Option Stock being purchased upon the exercise of an Option (in part or in whole) shall be paid by the Optionee in full at the time of such exercise. Such payment may be made (i) in cash, (ii) by bank check or by bank money order, (iii) subject to the consent of the Committee, by delivery to the Company of previously-acquired Common Stock (in proper form for transfer to the Company) and having a Fair Market Value (determined by the Committee as of the business day immediately preceding the date of exercise of the Option) equal to the purchase price of the shares of Option Stock being purchased, or, (iv) in the discretion of the Committee, by a combination thereof. No Option Stock shall be issued or delivered until full payment of the Exercise Price therefor has been made.

5.5	Restrictions.

With respect to any Option, the Committee shall have the authority, in its sole discretion, to impose restrictions of any nature on the exercise of such Option and on the Option Stock acquired by the Optionee upon such exercise. Without limiting the generality of the foregoing, the Committee may impose conditions restricting absolutely the transferability of Option Stock acquired through exercise of any Options for such periods as the Committee may determine. Any such restrictions imposed by the Committee shall be specified in the Option Agreement.

5.6	Nontransferability.

Options granted to an Eligible Employee hereunder shall not be assignable or transferable except by will or by the laws of descent and distribution, and, during the lifetime of the Eligible Employee, may be exercised only by him. More particularly, but without limiting the generality of the foregoing, an Option may not be sold, assigned, transferred (except as noted herein) pledged or hypothecated in any way and shall not be subject to execution, attachment or similar process.

5.7	Termination of Employment.

(a)	In the event an Optionee’s employment with the Company or any Subsidiary shall terminate or be terminated prior to the Expiration Date of his or her Option for any reason other than his or her death, “Disability” (as defined below) or “Retirement” (as defined below), then the Optionee’s Option immediately shall terminate at the times specified below. Authorized leaves of absence and transfers of employment by an Optionee between the Company and a Subsidiary, or between two Subsidiaries, without a break in service, shall not constitute terminations of employment for purposes of the Plan. The Committee shall determine whether any other absence for military or government service or for any other reasons shall constitute a termination of employment for purposes of the Plan, and the Committee’s determination shall be final.

(i)	If, prior to the Expiration Date of his or her Option, an Optionee voluntarily terminates his or her employment with the Company or any of its Subsidiaries (other than as a result of “Retirement” (as defined below), then, to the extent it shall not previously have been exercised in the manner required by the Plan, any Option previously granted to the Optionee which remains outstanding and in effect immediately shall terminate and be of no further force or effect on the effective date of such termination of employment.

(ii)	If, prior to the Expiration Date of his or her Option, an Optionee’s employment with the Company or any of its Subsidiaries is terminated as a result of

“Retirement” (as defined below) with the consent of the Company, the Eligible Employee shall have the right to exercise his rights pursuant to his Option within ninety (90) days following the date of such Retirement, but not later than the Expiration Date of the Option, in accordance with the terms of the Plan.

The termination of an Optionee’s employment with the Company or any of its Subsidiaries which is treated as a “retirement” under the terms of the Company’s Employee Savings Plus and Profit Sharing Plan, or the termination of an Optionee’s employment at such earlier time or under such other circumstances as the Committee shall agree in writing to treat as “Retirement” for purposes of the Plan, shall be deemed to be a “Retirement” with the consent of the Company.

(iii)	If, prior to the Expiration Date of his or her Option, an Optionee’s employment is terminated by the Company or any of its Subsidiaries other than for “Cause” (as defined below), then, to the extent it shall not previously have been exercised in the manner required by the Plan, any Option previously granted to the Optionee which remains outstanding and in effect shall terminate and be of no further force or effect on the date ninety (90) days following the effective date of such termination of employment.

(iv)	If, prior to the Expiration Date of his or her Option, an Optionee’s employment is terminated by the Company or any of its Subsidiaries for Cause, then, to the extent it shall not previously have been exercised in the manner required by the Plan, any Option previously granted to the Optionee which remains outstanding and in effect immediately shall terminate and be of no further force or effect on the earlier of the effective date of such termination of employment or the date of a determination by the Company or any of its Subsidiaries to terminate the Optionee’s employment for Cause.

For purposes of this Paragraph 5.7(a), the Company or its Subsidiary shall have “Cause” to terminate an Optionee’s employment upon:

(i)	A determination by the Company or its Subsidiary, in good faith, that the Optionee (A) has failed in any material respect to perform or discharge his duties or responsibilities of employment, or (B) is engaging or has engaged in willful misconduct or conduct which is detrimental to the business prospects of the Company or its Subsidiary or which has had or likely will have a material adverse effect on the Company’s or its Subsidiary’s business or reputation;

(ii)

The violation by the Optionee of any applicable federal or state law, or any applicable rule, regulation, order or statement of policy promulgated by any governmental agency or authority having jurisdiction over the Company or its Subsidiaries (a “Regulatory Authority”), including but not limited to the Federal Deposit Insurance Corporation, the North Carolina Commissioner of Banks, the North Carolina State Banking Commission, the Federal Reserve Board or any other regulator, which results from the Eligible Employee’s gross negligence, willful misconduct or intentional disregard of such law, rule, regulation, order or policy statement and results in any substantial damage, monetary or otherwise, to Company or any of its Subsidiaries or to its reputation;

(iii)	The commission in the course of the Optionee’s employment of an act of fraud, embezzlement, theft or proven personal dishonesty, or the Optionee’s being charged with any felony or other crime involving moral turpitude (whether or not such act or charge involves the Company or its assets or results in criminal indictment, charges, prosecution or conviction)

(iv)	The conviction of the Optionee of any felony or any criminal offense involving dishonesty or breach of trust, or the occurrence of any event described in Section 19 of the Federal Deposit Insurance Act or any other event or circumstance which disqualifies the Optionee from serving as an employee or executive officer of, or a party affiliated with, the Company or any of its Subsidiaries; or, in the event the Optionee becomes unacceptable to, or is removed, suspended or prohibited from participating in the conduct of the Company’s or any of its Subsidiaries’ affairs (or if proceedings for that purpose are commenced), by any Regulatory Authority;

(v)	The exclusion of the Optionee by the carrier or underwriter from coverage under the Company’s then current “blanket bond” or other fidelity bond or insurance policy covering its or its Subsidiaries’ directors, officers or employees, or the occurrence of any event which the Company or any of its Subsidiaries believes, in good faith, will result in the Optionee being excluded from such coverage, or having coverage limited as to the Optionee as compared to other covered officers or employees, pursuant to the terms and conditions of such “blanket bond” or other fidelity bond or insurance policy; or,

(vi)	Optionee’s excessive use of any addictive drug or use of any controlled substance, as defined at 21 U.S.C. § 802 or listed on Schedules I through V of 21 U.S.C. § 812, as revised from time to time, and as defined by other federal laws and regulations, use of legal drugs that have not been obtained legally or are not being taken as prescribed by a licensed physician, or use of alcohol in a manner that adversely affects the performance of his or her employment duties, prevents him or her from performing his or her employment duties safely or creates a risk to the safety of others at the workplace.

For purposes of this Plan, the determination of whether any termination of an Optionee’s employee was for Cause shall be within the sole discretion of the Committee.

(b)

Disability of Optionee: If, prior to the Expiration Date of his or her Option, an Optionee becomes “Disabled” (as defined below) and his or her employment with the Company or any of its Subsidiaries is terminated as a result, then, to the extent it shall not previously have been exercised in the manner required by the Plan, any Option previously granted to the Optionee which remains outstanding and in effect shall terminate and be of no further force or effect on the date ninety (90) days following the effective date of such termination of employment. For purposes of this Paragraph 5.7(b), an Optionee shall be considered “Disabled” at such time as he or she is determined to be permanently disabled such as would qualify the Optionee for benefits under the Company’s long term disability insurance plan which is applicable to the Optionee.

(c)	Death of Optionee: If an Optionee shall die while employed by the Company or a Subsidiary and prior to the Expiration Date of an Option held by him or her, then, to the extent the Option held by the Optionee at the time of his or her death remains in effect and could be exercised by the Optionee under the terms of the Plan and the Option Agreement relating to it, his designated beneficiary (determined either by will or other writing delivered to the Committee in advance), or if no designated beneficiary, the personal representative of his estate, shall have the right to exercise such Optionee’s rights pursuant to his Option following the date of his death, but not later than the Expiration Date of the Option, in accordance with the terms of the Plan. Any references herein to an Optionee shall be deemed to include any person entitled to exercise an Option after the death of such Optionee under the terms of this Plan.

5.8	Modification, Extension and Renewal of Options.

Subject to the provisions of Paragraph 6.1 below, any Option may be Modified, Extended or Renewed (as those terms are defined in Article II) only upon the agreement of the Committee and the Optionee. Any such agreement shall be in the form of a written amendment to the Option Agreement evidencing the Option being Modified, Extended or Renewed and which shall set forth the terms of any such Modification, Extension or Renewal.

5.9	Other Provisions.

In addition to the items required to be in the Option Agreement evidencing an Option, such Option Agreement shall contain such other terms, conditions and provisions applicable to such Option or the exercise thereof (including any and all limitations or restrictions as shall be necessary to comply with any applicable federal and state securities laws and regulations) as the Committee shall, at its sole discretion, deem necessary or advisable; provided, however, that the Committee may not impose any such terms, conditions or provisions that are inconsistent with any provisions of the Plan.

5.10	Issuance of Option Stock.

A stock certificate representing the number of shares of Option Stock purchased by the Optionee upon the proper exercise of an Option shall be issued and delivered by the Company as soon as practicable after receipt of a valid and effective Notice of Exercise and full payment of the Exercise Price relating to those shares. Such certificate shall be delivered to or on the written order of the person exercising the Option.

ARTICLE VI

GENERAL PROVISIONS

6.1	Adjustment of Options.

(a)	Changes in Capitalization; Stock Splits and Dividends. In the event of (i) any dividend payable by the Company in shares of Common Stock, or (ii) any recapitalization, reclassification, split, consolidation or combination of, or other change in or offering of rights to the holders of, Common Stock, or (iii) an exchange of the outstanding shares of Common Stock for a different number or class of shares of stock or other securities of the Company in connection with a merger, consolidation or other reorganization of or involving the Company (provided the Company shall be the surviving or resulting corporation in any such merger or consolidation) then the Committee may, in such a manner as it shall determine in its sole discretion, appropriately adjust the number and class or kind of shares which may be issued under the Plan and of the securities which shall be subject to outstanding Options and/or the Exercise Price applicable to any outstanding Option. However, in no event shall any such adjustment change the aggregate Exercise Price for Option Stock to be purchased upon the exercise of any Option.

Subject to review by the Board of Directors of the Company, any such adjustments made by the Committee shall be consistent with changes in the Company’s outstanding Common Stock resulting from the above events and, when made, shall be final, conclusive and binding on all persons, including, without limitation, the Company, its shareholders and each Optionee or other person having any interest in any Option so adjusted. Any fractional shares resulting from any such adjustment shall be eliminated. However, notwithstanding anything contained herein to the contrary, no Option which is intended to be an ISO shall be adjusted in a manner that causes the Option to fail to continue to qualify as an ISO.

(b)

Dissolution; Merger or Consolidation; Sale of Assets. In the event of a dissolution or liquidation of the Company, the sale of substantially all the Company’s assets, or a merger or consolidation of the Company with or into any other corporation or entity (or any other such reorganization or similar transaction) in which the Company is not the surviving or resulting corporation (and if a provision is not made in such transaction for the continuance of this Plan or the assumption of Options by any successor to the Company or for the substitution for Options of new options covering shares of any successor corporation or a parent or subsidiary thereof) then, in such event, all rights of Optionees pursuant to all outstanding Options shall terminate and be of no further effect to the extent such Options have not been exercised prior to the effective time of such dissolution, liquidation, sale, merger, consolidation or other reorganization (or at such other time and pursuant to such rules and regulations as the Committee shall determine and promulgate to the Optionees). However, to the extent such Options shall not previously have been exercised, and notwithstanding any provisions of the Plan or any Option Agreement to the contrary, each such Option shall be exercisable in full immediately prior to the effective time of any such event. The Committee shall give each

Optionee at least thirty (30) days prior written notice of the effective time of an event which gives rise to an immediate purchase right under this Paragraph 6.1.

(c)	Miscellaneous. The grant of an Option shall not affect in any way the right or power of the Company to (i) make or authorize any adjustment, recapitalization, reclassification, reorganization or any other change in the Company’s capital or business structure or its business, (ii) to merge or consolidate, or to dissolve, liquidate, sell or transfer all or any part of its business or assets, or (iii) to issue bonds, debentures, preferred or other preference stock ahead of or affecting Common Stock or the rights thereof.

6.2	Rights as a Shareholder.

Neither an Optionee nor any other person shall have any rights as a stockholder with respect to any shares of Option Stock covered by an Option until such Option shall have been validly exercised in the manner described herein and in the Option Agreement relating to such Option, full payment of the Exercise Price has been made for such shares, and a stock certificate representing the Option Stock purchased upon such exercise shall have been registered on the Company’s stock records in the name of and delivered to such person. Except to the extent of adjustments made pursuant to Paragraph 6.1 above, no adjustment on behalf of the Optionee shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date for determining the shareholders entitled to receive the same is prior to the date of registration and delivery of the stock certificate(s) representing the Option Stock.

6.3	No Right to Employment.

Neither the Plan nor the grant of an Option, nor any Option Agreement evidencing any such Option, is intended or shall be deemed or interpreted to constitute an employment agreement or to confer upon an Optionee any right of employment with the Company or any of its Subsidiaries, including without limitation any right to continue in the employ of the Company or any of its Subsidiaries, or to interfere with, restrict or otherwise limit in any way the right of the Corporation or any Subsidiary to discharge or terminate the employment of any Optionee at any time for any reason whatsoever, with or without cause.

6.4	Legal Restrictions.

If in the opinion of legal counsel for the Company the issuance or sale of any shares of Option Stock pursuant to the exercise of an Option would not be lawful without registration under the Securities Act of 1933 (the “1933 Act”) or without some other action being taken or for any other reason, or would require the Company to obtain approval from any governmental authority or regulatory body having jurisdiction deemed by such counsel to be necessary to such issuance or sale, then the Company shall not be obligated to issue or sell any Option Stock pursuant to the exercise of any Option to any Optionee or to any other authorized person unless a registration statement that complies with the provisions of the 1933 Act in respect of such shares is in effect at the time thereof, or all other required or appropriate action has been taken under and pursuant to the terms and provisions of the 1933 Act or other applicable law, or the Company receives evidence satisfactory to such counsel that the issuance and sale of such shares, in the absence of an effective registration statement or other action, would not constitute a violation of the 1933 Act or other applicable law, or unless any such required approval shall have been obtained. The Company is in no event obligated to register any such shares, to comply with any exemption from registration requirements or to take any other action which may be required in order to permit, or to remedy or remove any prohibition or limitation on, the issuance or sale of such shares to any Employee or other authorized person.

The Committee, as a condition of the grant of an Option and/or the exercise thereof, may require that the Optionee execute one or more undertakings in such form as the Committee shall prescribe to the effect that such shares are being acquired for investment purposes only and not with a view to the distribution or resale thereof.

Notwithstanding anything contained herein to the contrary, it is understood and agreed that neither the Company nor any of its Subsidiaries (or any of their successors in interest) shall be required to take any action under this Plan or any Option granted hereunder if:

(a)	the Company is declared by any Regulatory Authority to be insolvent, in default or operating in an unsafe or unsound manner; or,

(b)	in the opinion of counsel to the Company, such payment or action:

(i)	would be prohibited by or would violate any provision of state or federal law applicable to the Company or any of its Subsidiaries, including without limitation the Federal Deposit Insurance Act as now in effect or hereafter amended;

(ii)	would be prohibited by or would violate any applicable rules, regulations, orders or statements of policy, whether now existing or hereafter promulgated, of any Regulatory Authority; or,

(iii)	otherwise would be prohibited by any Regulatory Authority.

6.5	No Obligation to Purchase Shares.

The granting of an Option pursuant to the Plan shall impose no obligation on the Optionee to purchase any shares covered by such Option.

6.6	Payment of Taxes.

Each Optionee shall be responsible for all federal, state, local or other taxes of any nature as shall be imposed pursuant to any law or governmental regulation or ruling on any Option or the exercise thereof or on any income which an Optionee is deemed to recognize in connection with an Option. If the Committee shall determine to its reasonable satisfaction that the Company or any of its Subsidiaries is be required to pay or withhold the whole or any part of any estate, inheritance, income, or other tax with respect to or in connection with any Option or the exercise thereof, then the Company or such Subsidiary shall have the full power and authority to withhold and pay such tax out of any shares of Common Stock being purchased by the Optionee or from the Optionee’s salary or any other funds otherwise payable to the Optionee, or, prior to and as a condition of exercising such Option, the Company may require that the Optionee pay to it in cash the amount of any such tax which the Company, in good faith, deems itself required to withhold.

6.7	Choice of Law.

The validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of North Carolina. Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of North Carolina, without regard to the place where the act or omission complained of took place, the residence of any party to such action, or the place where the action may be brought or maintained.

6.8	Modification of Plan.

The Board, upon recommendation of the Committee, may, from time to time, amend, modify, suspend, terminate or discontinue the Plan at any time without notice, provided, however, that no such action by the Board shall adversely affect any Optionee’s rights under any then outstanding Options without such Optionee’s prior written consent; and, provided further that, except as shall be required to comport with changes in the Code, any modification or amendment of the Plan that (a) increases the aggregate number of shares of Common Stock which may be issued upon the exercise of Options (other than as provided in Paragraph 6.1 above), (b) changes the formula by which the Exercise Price is determined, (c) changes the provisions of the Plan with respect to the determination of Employees to whom Options may be granted or, (d) otherwise materially increases the benefits accruing to Optionees under the Plan shall be subject to the approval of the Company’s shareholders. In the event the Board shall terminate or discontinue the Plan, such action shall not operate to deprive any Optionee of any rights theretofore acquired by him or her under the Plan, and any Options outstanding as of the date of any such termination shall remain in full force and effect according to their terms as though the Plan had not been terminated.

6.9	Application of Funds.

The proceeds received by the Company from the sale of Common Stock pursuant to Options granted under the Plan will be used for general corporate purposes.

6.10	Notices.

Except as otherwise provided herein, any notice which the Company or an Optionee may be required or permitted to give to the other under this Plan shall be in writing and shall be deemed duly given when delivered personally or deposited in the United States mail, first class postage prepaid, and properly addressed. Notice, if to the Company, shall be sent to its Executive Vice President-Investor Relations at the following address:

Uwharrie Capital Corp

Post Office Box 338

Albemarle, North Carolina 28002-0338

Any notice sent by mail by the Company to an Optionee shall be sent to the most current address of the Optionee as reflected on the records of the Company or its Subsidiaries as of the time said notice is required. In the case of a deceased Optionee, any notice shall be given to the Optionee’s personal representative if such representative has delivered to the Company evidence satisfactory to the Company of such representative’s status as such and has informed the Company of the address of such representative by notice pursuant to this Paragraph 6.10.

6.11	Conformity With Applicable Laws and Regulations.

With respect to persons who are subject to Section 16 of the 1934 Act, the Plan and each Option granted and transaction under it are intended to satisfy applicable conditions of Rule 16b-3 of the Securities and Exchange Commission (as such Rule may be modified, amended or superseded from time to time). To the extent any provision of the Plan or any Option Agreement, or any action by the Committee or the Board, shall fail to so comply, then, to the extent permitted by law and deemed advisable by the Committee, such provision or action shall be deemed null and void.

6.12	Successors and Assigns.

Subject to Paragraph 5.6 above, this Plan shall bind and inure to the benefit of the Company, any Optionee, and their respective successors, assigns, personal or legal representatives and heirs.

6.13	Severability.

It is intended that each provision of this Plan shall be viewed as separate and divisible, and in the event that any provision hereof shall be held to be invalid or unenforceable, the remaining provisions shall continue to be in full force and effect.

6.14	Titles.

Titles of Articles and Paragraphs are provided herein for convenience only, do not modify or affect the meaning of any provision herein, and shall not serve as a basis for interpretation or construction of this Plan.

6.15	Gender and Number.

As used herein, the masculine gender shall include the feminine and neuter, the singular number the plural, and vice versa, whenever such meanings are appropriate.